UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

FANTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55204	80-0884134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

330 Townsend Street, Suite 234

San Francisco, CA 94107

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 592-5950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                                           Material Modification to Rights of Security Holders.

As previously disclosed in the Current Report on Form 8-K, Item 5.07, “Submission of Matters to a Vote of Security Holders,” filed by Fantex, Inc. (the “Company”) on November 22, 2016, the holder of a majority of the voting power of Company’s capital stock approved amendments to the Company’s Certificate of Incorporation to first effect a reverse stock split of each of the Company’s series of convertible tracking stock (“Convertible Tracking Stock”), other than shares of Convertible Tracking Stocks included in the Company’s Fantex Sports Portfolio 1 Units (the “Units”), at an exchange ratio of 1-for-200 (the “Reverse Split”), immediately followed by a forward stock split of such series of Convertible Tracking Stocks, at an exchange ratio of 200-for-1 shares (the “Forward Split” and together with the Reverse Split, the “Reverse/Forward Split”).

The Certificate of Amendment to effectuate the Reverse Split (the “Reverse Amendment”) was filed with the Secretary of State of the State of Delaware, and became effective, on January 23, 2017 (the “Reverse Split Effective Time”). The Certificate of Amendment to effectuate the Forward Split (the “Forward Amendment” and together with the Reverse Amendment, the “Amendments”) was filed with the Secretary of State of the State of Delaware, and became effective, on January 24, 2017 (the “Forward Split Effective Time”).

At the Reverse Split Effective Time, every 200 shares of each series of Convertible Tracking Stock then-issued and outstanding (other than shares of the Convertible Tracking Stocks included in the Units) were automatically combined into one share of the same series of issued and outstanding Convertible Tracking Stock, without any change in the par value per share or the number of shares authorized.

Fractional shares were not issued as a result of the Reverse Split; instead, holders of pre-Reverse Split shares of the Convertible Tracking Stocks (other than holders of Units), who otherwise would have been entitled to receive a fractional share as a result of the Reverse Split received a cash payment in lieu of fractional shares to which they would otherwise be entitled on a post-Reverse Split share basis for such fractional interests (the “Cash Out”).

At the Forward Split Effective Time, after giving effect to the Cash Out, every share of each series of Convertible Tracking Stock issued and outstanding (other than shares of Convertible Tracking Stocks included in the Units) were automatically reclassified into 200 shares of the same series of issued and outstanding Convertible Tracking Stock without any change in the par value per share or the number of shares authorized.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Reverse Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference, and of the Forward Amendment, which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under “Item 3.03 Material Modification to the Rights of Security Holders” is incorporated herein by reference thereto. Copies of the Amendments are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Fantex, Inc., filed with the Delaware Secretary of State on January 23, 2017 and effective thereon.

3.2	Certificate of Amendment to the Certificate of Incorporation of Fantex, Inc., filed with the Delaware Secretary of State on January 24, 2017 and effective thereon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2017	FANTEX, INC.

	By:	/s/ William Garvey
William Garvey
Chief Legal Officer, Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Fantex, Inc., filed with the Delaware Secretary of State on January 23, 2017 and effective thereon.

3.2	Certificate of Amendment to the Certificate of Incorporation of Fantex, Inc., filed with the Delaware Secretary of State on January 24, 2017 and effective thereon.